                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:
|_| Preliminary Proxy Statement
|_| Confidential,  for use of the Commission only
    (as permitted by Rule 14a-6(e)(2))
|X| Definitive Proxy Statement
|_| Definitive  Additional  Materials
|_| Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              3DX TECHNOLOGIES INC.
                     --------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                       N/A
                     --------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|     No fee required.
|_|     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
        1)  Title of each class of securities to which transaction applies:
               N/A

        2)  Aggregate number of securities to which transaction applies:
               N/A

        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which filing fee is calculated and state how it was determined):
              N/A

        4)  Proposed maximum aggregate value of transaction:
              N/A

        5)  Total fee paid:
              N/A

|_|     Fee paid previously with preliminary materials.
|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)   Amount Previously Paid:       N/A

        2)   Form, Schedule or Registration Statement No.:   N/A

        3)   Filing Party:         N/A

        4)   Date Filed:           N/A

                              3DX TECHNOLOGIES INC.





                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON AUGUST 7, 1998

                                       AND

                                 PROXY STATEMENT






















                                                                   July 20, 1998

                                                                   July 20, 1998
Dear Fellow Stockholder:

         Pursuant to a Common Stock Subscription Agreement, dated as of June 3, 1998, by and among the Company and parties named in such agreement, the Company has recently sold 1,462,044 shares of Common Stock and an option to purchase additional shares of Common Stock in exchange for approximately $2.2 million. At a special meeting of stockholders called for August 7, 1998, the Company's stockholders will be asked to approve the issuance and sale of up to 1,871,290 additional shares of Common Stock issuable upon exercise of the option in exchange for a proposed investment of approximately $2.8 million.

         The transaction pursuant to which the investment in the approximate amount of $2.2 million has been made and the investment in the approximate amount of $2.8 million is expected to be made is described in the attached proxy statement, which I invite you to review carefully. In addition to approving the issuance and sale of the additional shares, the Company's stockholders are also being asked to approve an amendment to the Company's Restated Certificate of Incorporation, as amended, to authorize a 1-for-5 reverse stock split of the issued and outstanding Common Stock. If the reverse stock split is approved by the Company's stockholders, the additional shares of Common Stock issuable pursuant to the Common Stock Subscription Agreement will be adjusted to reflect the reverse stock split.

         The Board of Directors have unanimously approved the issuance and sale of the Common Stock and related transactions contemplated by the Common Stock Subscription Agreement and the amendment to the Restated Certificate of Incorporation, as amended, to affect the reverse stock split. The Board of Directors unanimously recommends that you vote FOR each of the proposals set forth in the accompanying Notice of Special Meeting of Stockholders.

         The investments which have been and will be made pursuant to the Common Stock Subscription Agreement and the reverse stock split are key components of management's plan to improve the Company's financial affairs and are intended to enable the Company to move forward with the implementation of its current business plan. The proceeds from the initial investment in the approximate amount of $2.2 million have been used to fund the payment of obligations incurred by the Company in connection with its exploration program. Management currently anticipates that the additional net proceeds which may be received from the issuance and sale of the 1,871,290 additional shares of Common Stock will be used to continue funding the Company's exploration activities.

         Promptly after the reverse stock split is consummated, a letter of transmittal will be mailed to the stockholders of record for use in exchanging certificates representing shares of Common Stock. PLEASE DO NOT SEND YOUR CERTIFICATES UNTIL YOU RECEIVE THE LETTER OF TRANSMITTAL.

         It is important that your shares be represented and voted at the Special Meeting. Whether or not you plan to attend the Special Meeting, you are requested to complete and promptly return the enclosed proxy card in the envelope provided. Please note that a failure to vote in effect constitutes a vote against the proposals set forth in the attached Notice of Special Meeting of Stockholders. Accordingly, we urge you to promptly sign, date and return the enclosed proxy.

         On behalf of the Board of Directors, thank you for your cooperation and continued support.

                                           Sincerely,

                                           /s/ Ronald P. Nowak

                                           Ronald P. Nowak
                                           President and Chief Executive Officer

                              3DX TECHNOLOGIES INC.

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                            TO BE HELD AUGUST 7, 1998



TO THE STOCKHOLDERS OF 3DX TECHNOLOGIES INC.:

         NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of 3DX Technologies Inc., a Delaware corporation (the `Company"), has been called by the Company's Board of Directors and will be held on Friday, August 7, 1998, at 11:00 a.m., local time, at the Company's business offices at 12012 Wickchester, Suite 250, Houston, Texas 77079-1218, for the following purposes:

         1. To approve the Common Stock Subscription Agreement, dated as of June 3, 1998 (the "Purchase Agreement"), by and among the Company and the purchasers named therein (the "Purchasers"), and the transactions contemplated thereby, including the issuance of additional shares of common stock of the Company, par value $.01 per share (the "Common Stock"), upon conversion of certain rights granted to the Purchasers which rights automatically convert into shares of Common Stock if the Company, prior to December 10, 1998, engages in or initiates transactions that will have a dilutive effect on the Purchasers or if the Company fails to timely register for public resale the securities acquired by the Purchasers pursuant to the Purchase Agreement;

         2. To authorize the issuance and sale of up to 1,871,290 additional shares of Common Stock (the "Option Shares") pursuant to the terms of an option granted to the Purchasers (the "Option") or in transactions privately negotiated by management of the Company with such other investors as the Company and Purchasers may agree;

         3.   To  approve   certain   amendments  to  the   Company's   Restated
              Certificate of Incorporation, as amended (the "Restated Certificate"), to effect a one-for-five reverse stock split (the "Reverse Stock Split") of the issued and outstanding Common Stock; and

         4. To transact such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.

A record of stockholders has been taken as of the close of business on July 15, 1998, and only those stockholders of record on that date are entitled to notice of and to vote at the meeting and any adjournments or postponements thereof.


                                      By Order of the Board of Directors

                                          /s/ Russell L. Allen

                                      Russell L. Allen
                                      Vice President of Finance, Chief Financial
                                      Officer and Secretary

Houston, Texas
July 20, 1998



         IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY VOTE YOUR SHARES IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.

                              3DX TECHNOLOGIES INC.
                          12012 Wickchester, Suite 250
                            Houston, Texas 77079-1218
                                  -------------

                                 PROXY STATEMENT
                                  -------------

         This proxy statement is furnished to the stockholders of 3DX Technologies Inc., a Delaware corporation (the "Company"), for solicitation of proxies on behalf of the Board of Directors of the Company for use at a Special Meeting of Stockholders (the "Special Meeting") to be held on Friday, August 7, 1998, at 11:00 a.m., local time, and at any and all adjournments or postponements thereof, for the purpose of submitting to a vote of the stockholders the proposals set forth in the accompanying Notice of Special Meeting of Stockholders. The Special Meeting will be held at the offices of the Company located at 12012 Wickchester, Suite 250, Houston, Texas 77079. The Proxy Statement and accompanying proxy card are being mailed on or about July 20, 1998 to all stockholders of record of the Company entitled to vote at the Special Meeting.

         Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use. A proxy may be revoked (i) by delivering to the Secretary of the Company a written notice of revocation, (ii) by a duly executed proxy bearing a later date or time than the proxy being revoked, or (iii) by attending the Special Meeting and voting in person. Mere attendance at the Special Meeting will not serve to revoke the proxy.

         Only holders of record of the Company's common stock, par value $.01 per share (the "Common Stock") as of the close of business on July 15, 1998 (the "Record Date") are entitled to notice of, and to vote at, the Special Meeting and any adjournments or postponements thereof. At the close of business on such date, the Company had 8,913,909 shares of Common Stock issued and outstanding. Each share of Common Stock entitles the holder to one vote on each matter presented at the Special Meeting. Shares of Common Stock represented by a properly executed proxy, if such proxy is timely received and not revoked will be voted in accordance with the directions indicated in such proxy. If no instructions are indicated, the shares represented by such proxy will be voted "FOR" Proposals Nos. 1, 2 and 3 set forth in the Notice of Special Meeting of Stockholders and in the discretion of the proxy holders as to any other matter which may properly be presented at the Special Meeting or any adjournments or postponements thereof. A list of stockholders entitled to vote at the Special Meeting will be available for examination by stockholders during ordinary business hours during the 10 days prior to the Special Meeting at the Company's offices located at 12012 Wickchester, Suite 250, Houston, Texas 77079.

         As an inducement for the purchasers (the "Purchasers") named in a Common Stock Subscription Agreement, dated as of June 3, 1998, by and among the Company and the Purchasers (the "Purchase Agreement"), to enter into the
Purchase Agreement, certain directors and officers of the Company and an existing stockholder of the Company, who is also an affiliate of a Purchaser, entered into a voting agreement (the "Voting Agreement") for the benefit of the Purchasers. Pursuant to the Voting Agreement, each of such persons agreed to vote the shares of Common Stock beneficially owned by such person in favor of the transactions contemplated by the Purchase Agreement at any and all meetings of the stockholders of the Company and appointed certain representatives of the Purchasers to act as proxy for such persons in connection with the voting of the shares of Common Stock beneficially owned by such persons. Each of the parties to the Voting Agreement further agreed that until the transactions contemplated by the Purchase Agreement are consummated, such person, without the prior written consent of the Purchasers, will not, directly or indirectly, (i) grant any other proxies or enter into any voting trust or similar agreement with respect to the voting of the shares of Common Stock beneficially owned by such person, (ii) acquire or sell, transfer or otherwise dispose of any shares of Common Stock beneficially owned by such person, or (iii) enter into any contract, option or other arrangement or understanding with respect to the direct or indirect acquisition or sale, assignment, transfer or other disposition of any shares of Common Stock beneficially owned by such person. The shares of Common Stock beneficially owned by persons who are parties to the Voting Agreement together with the shares of Common Stock owned by the Purchasers constitute approximately 49.3% of the total number of issued and outstanding shares of Common Stock entitled to vote at the Special Meeting.

         The cost of soliciting proxies, which is anticipated to be approximately $10,000, will be borne by the Company. The Company may retain the services of a proxy solicitation firm to aid in the solicitation of proxies from brokers, banks, nominees and other institutional owners, on terms customary for such services. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. In addition to the solicitation of proxies by mail, proxies may also be solicited by certain of the Company's directors, officers and employees, without additional compensation, personally or by telephone.

         Abstentions and broker non-votes will be counted in determining if a quorum is present. Abstentions may be specified on all proposals and will be counted as present for purposes of the matter for which the abstention is noted. Abstentions on a proposal will have the same legal effect as a vote against such matter. In contrast, broker non-votes are not considered to be present at the meeting for the particular proposal for which the broker withheld authority to vote.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         As of July 15, 1998, there were 8,913,909 shares of Common Stock outstanding and entitled to vote. The following table sets forth certain information regarding the beneficial ownership of Common Stock, as of July 15, 1998, by (i) each person known to the Company to own beneficially 5% or more of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each of the Company's executive officers deemed to be a "Named Executive Officer" pursuant to the rules of the Securities and Exchange Commission (the "Commission"), and (iv) all executive officers and directors of the Company as a group. The information with respect to beneficial ownership is based on the most recent filings with the Commission which have been furnished to the Company by the respective stockholders of the Company.



                                                                                Beneficial Ownership
                                                                 ----------------------------------------------------
NAME AND ADDRESS (1)                                                 NUMBER OF SHARES (2)             PERCENT
--------------------                                                 --------------------             -------


C. Eugene Ennis..............................................               289,411                      3.2%
Peter M. Duncan..............................................               375,592                      4.2
Douglas C. Nester............................................               377,592                      4.2
Joseph Schuchardt III........................................               208,080                      2.3
Robert J. Bacon, Jr..........................................               108,570                      1.2
Jon W. Bayless...............................................               752,903 (3)                  8.4
C.D. Gray....................................................                     -                      *
Charles E. Edwards...........................................                30,080 (4)                  *
Douglas C. Williamson........................................               725,781 (5)                  8.1

All directors and executive officers as a                                 2,785,720                     31.3
group (10 persons)...........................................

CWS Limited-Liability Company................................             5,078,157 (6)                 42.3
      One Rockefeller Plaza, 31st Floor
      New York, NY  10020

Centennial Energy Partners, L.P. and affiliates..............               703,492 (7)                  7.7
      900 Third Avenue
      New York, NY 10022

Citi Growth Fund L.P.........................................               727,477                      8.2
      c/o CitiGrowth Funds, Sycamore Partners
      989 Lenox Drive
      Lawrenceville, New Jersey 08648
NationsBanc Capital Corporation..............................               721,903                      8.2
      901 Main Street
      Dallas, Texas 75202

Robertson, Stephens & Company, Inc...........................               665,900 (8)                  7.5
      555 California Street, Suite 2600
      San Francisco, California 94104

State Street Research & Management Company...................               643,713                      7.2
      One Financial Center
      Boston, Massachusetts 02111

Susan Morrice...........................................                  3,430,207 (9)                  37.5
      511 16th Street, Suite 300
      Denver, CO  80202

----------------------


* Represents beneficial ownership of less than 1% of the outstanding shares of Common Stock.

(1) Unless otherwise indicated, the business address of each stockholder identified in the table is at the principal executive offices of the Company at 12012 Wickchester, Houston, Texas 77079.

(2) Beneficial ownership is determined in accordance with the rules of the Commission. In computing the number of shares of Common Stock beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options and warrants held by that person that are currently exercisable or exercisable within 60 days of July 7, 1998 are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Shares of Common Stock issuable upon exercise of stock options granted pursuant to the Company's 1994 Stock Option Plan, as amended, which are currently exercisable or exercisable within 60 days of July 7, 1998, include 20,144 shares for Mr. Ennis, 20,144 shares for Dr. Duncan, 20,144 shares for Mr. Nester, 168,881 shares for Mr. Schuchardt, 12,064 shares for Mr. Bacon, 3,878 shares for Mr. Bayless, 3,878 shares for Mr. Edwards, 3,878 shares for Mr. Williamson, and 250,510 shares for all directors and executive officers as a group. Except as indicated in the footnotes hereto, each stockholder named in the table has sole voting and investment power with respect to the shares set forth beside such stockholder's name.

(3) Includes 727,477 shares beneficially owned by Citi Growth Fund L.P. Mr. Bayless, a director of the Company, is the sole stockholder and director of Jon W. Bayless Inc., the general partner of Atlantic Partners L.P., the general partner of Citi Growth Fund L.P.

(4) Includes 9,200 shares of Common Stock owned by the wife of Mr. Edwards, a director of the Company.

(5) Includes 721,903 shares of Common Stock held by NationsBanc Capital Corporation. Mr. Williamson, as director of the Company, is a Managing Director in the Venture Capital Group of NationsBanc Capital Corporation.

(6) Includes 1,122,774 shares of Common Stock issuable upon exercise of an option (the "Option") granted pursuant to the Purchase Agreement. Also includes 3,078,155 shares of Common Stock with respect to which CWS Limited-Liability Company, pursuant to the Voting Agreement, currently shares voting power with the respective record and beneficial owner thereof in connection with any and all meetings of stockholders of the Company called for the purpose of approving the transactions contemplated by the Purchase Agreement.

(7) Includes 148,245 shares of Common Stock held of record by Centennial Energy Partners, L.P. ("Centennial") and 84,736 shares of Common Stock issuable to Centennial upon exercise of the Option. Also includes 198,468 shares of Common Stock held of record by Centennial Associates, L.P. ("Centennial Associates"), 104,350 shares of Common Stock held of record by Tercentennial Energy Partners, L.P. ("Tercentennial") and 51,197 shares of Common Stock issuable to Tercentennial upon exercise of the Option, 26,150 shares of Common Stock held of record by Quadrennial Partners L.P. ("Quadrennial") and 12,799 shares of Common Stock issuable to Quadrennial upon exercise of the Option, 20,000 shares of Common Stock held of record by Centennial Overseas Fund, Ltd. ("Overseas") and 25,598 shares of Common Stock issuable to Overseas upon exercise of the Option and 19,150 shares of Common Stock held of record by Investment 11, LLC ("Managed Account") and 12,799 shares of Common Stock issuable to Managed Account upon exercise of the Option. Pursuant to investment management agreements, Centennial Management, L.L.C. ("Management") has investment authority with respect to the shares of Common Stock owned of record by Overseas and Joseph H. Reich & Co., Inc. ("JHR & Co.") has investment authority with respect to the shares of Common Stock owned of record by Managed Account. Centennial Energy Partners, L.L.C. ("Centennial LLC") is the general partner of each of Centennial, Tercentennial and Quadrennial. Joseph H. Reich is the managing member of Centennial LLC. Peter K. Seldin and G. Bryan Dutt are non-managing members of Centennial LLC who have been delegated the authority to invest the securities of Energy, Tercentennial and Quadrennial. The general partners of Centennial Associates are Messrs. Reich, Seldin and Dutt and Tracy S. Nagler. Mr. Reich is the managing member of Management. Messrs. Seldin and Dutt are non-managing members of Management who have been delegated the authority to invest the securities of Overseas. Mr. Reich is the President, sole stockholder and sole director of JHR & Co. Mr. Seldin is the Vice President of JHR & Co. Messrs. Seldin and Dutt have been delegated the authority to invest the securities held by Managed Account.

(8) Includes 301,000 shares of Common Stock held by the Robertson Stephens Orphan Fund, 301,000 shares held by the Robertson Stephens Global Natural Resources Fund and 63,900 shares held by the Robertson Stephens Orphan Offshore Fund, each of which are managed by affiliates of Robertson Stephens & Company, Inc.

(9) Includes 240,905 shares of Common Stock issuable upon exercise of the Option. Also includes 3,078,155 shares of Common Stock with respect to which Ms. Morrice, pursuant to the Voting Agreement, currently shares voting power with the respective record and beneficial holder thereof in connection with any and all meetings of stockholders of the Company called for the purpose of approving the transactions contemplated by the Purchase Agreement.

                                 PROPOSAL NO. 1

             APPROVAL OF THE PURCHASE AGREEMENT AND THE TRANSACTIONS
                 CONTEMPLATED THEREBY INCLUDING THE ISSUANCE OF
                   THE DILUTION SHARES AND THE PENALTY SHARES

INTRODUCTION

         The Company is seeking the approval by the stockholders of the Purchase Agreement and the transactions contemplated thereby. Pursuant to the Purchase Agreement, the Company has issued and sold 1,462,044 shares of Common Stock (the "Firm Shares") and an option has been granted by the Company to the Purchasers (the "Option") to purchase up to 1,871,290 additional shares of Common Stock (the "Option Shares"). The Purchasers of the Firm Shares included CWS Limited-Liability Company, which purchased 877,228 shares, Minnowburn Corporation, which purchased 233,333 shares, Susan Morrice, who purchased 111,147 shares, Centennial and certain parties related to Centennial which purchased an aggregate of 146,204 shares and five additional investors who purchased an aggregate of 94,132 shares. The price paid by the Purchasers for the Firm Shares was approximately $2.2 million in the aggregate, or $1.50 per share.

         In connection with the issuance and sale of the Firm Shares and, if any, the Option Shares, the Company has granted to the Purchasers the right to receive certain additional shares of Common Stock (the "Dilution Shares") in the event of the occurrence, prior to December 10, 1998, of certain offerings by the Company of its securities which have a dilutive effect on the Purchasers. The Company has also granted to the Purchasers the right to receive certain additional shares of Common Stock (the "Penalty Shares") if the Company fails to satisfy certain of its obligations arising pursuant to the Purchase Agreement in connection with the registration for public resale of the securities acquired by the Purchasers pursuant to the Purchase Agreement. To comply with certain rules of the Nasdaq National Market that require the issuance and sale of securities representing more than 20% of the issuer's securities outstanding prior to such sale be approved by the stockholders of the issuer, the issuance of each of the Dilution Shares and the Penalty Shares is subject to approval by the stockholders of the Company.

         Pursuant to the terms of the Purchase Agreement, the Option Shares may be issued to the Purchasers or such other investors as the Company and Purchasers may agree upon exercise of the Option. As more fully set forth in Proposal No. 2, the issuance and sale of the Option Shares is subject to approval by the stockholders of the Company.

BACKGROUND

         The Company's business requires substantial oil and gas capital expenditures. In order to achieve its near-term goals, the Company has been required to make oil and gas capital expenditures substantially in excess of its net cash flow. The Company requires sources of financing to fund drilling expenditures on properties currently owned by the Company and, to a lesser extent, to fund leasehold costs and geological and geophysical costs on its active exploration projects.

         Since December 1997, the Company has been operating with very limited capital. As more fully set forth in the Company's Quarterly Report on Form 10-Q for the three month period ended March 31, 1998, the Company reported a loss of approximately $1.5 million for the three month period ended March 31, 1998 and a working capital deficit at March 31, 1998 in the amount of approximately $3.8 million. In April 1998, the Company borrowed all the funds available under its credit agreement in the amount of $2.0 million. The Company's working capital deficit increased during the first three months of 1998 principally as a result of capital spending commitments made by the Company at a time when the Company's available borrowing capacity under its credit agreement was $5.0 million and the Company reasonably expected that it would be successful in obtaining additional sources of capital. Based upon an assessment of the Company's proved reserves at December 31, 1997 and related cash flow estimates which became available in 1998, the Company's available borrowing capacity was reduced to $2.0 million in April 1998. Since December 1997, the Company has actively sought financing through the sale of its equity or debt securities. The Company has also actively sought additional capital through the sale of specified property interests. The Company continues to review its portfolio to identify properties appropriate for marketing to industry partners for cash considerations, reversionary working interests or some combination thereof. Such interests may consist of both producing wells and future drilling locations. To date, the Company has been unsuccessful in raising substantial funds in connection with the sale of its property interests.

         Upon review of all financial options available to the Company in light of the Company's immediate need for capital, the Board of Directors determined that the only viable option was to raise funds through a privately negotiated sale of its securities to a limited number of accredited and sophisticated investors. The Board concluded that a public offering of its securities was not a viable option because of the amount of time and additional cost that would be required. Centennial, then a holder of more than 5% of the Common Stock, expressed a willingness to make an additional investment in the Company as a part of a larger group of investors. Thereafter, executive officers of the Company sought similar expressions of interest from other institutional investors known to such officers. At a meeting of the Board of Directors on May 25, 1998, the Board of Directors requested that the Company's executive officers continue negotiations with certain prospective investors and instructed the executive officers to prepare a proposal for a transaction to be submitted to the Board of Directors.

         After extensive negotiations with the prospective purchasers and their legal counsel, in light of the Company's immediate need for capital, on June 1, 1998, the transactions contemplated by the Purchase Agreement were approved by the unanimous written consent of the Board of Directors. In determining the purchase price per share, the executive officers and the Board of Directors reviewed the Company's stock price as then reported on the Nasdaq National Market as well as the fact that the number of shares of the Common Stock was large in comparison to average trading volume of the Company's securities. The directors concluded that the terms of the Purchase Agreement, including the purchase price, were just and reasonable and that the consummation of the transactions contemplated by the Purchase Agreement was in the best interest of the Company.

SALE AND PURCHASE OF THE SHARES

         The Firm Shares, consisting of 1,462,044 shares of Common Stock, were issued and sold on June 10, 1998 to the Purchasers. The Purchasers included CWS Limited-Liability Company, which purchased 877,228 shares, Minnowburn Corporation, which purchased 233,333 shares, Susan Morrice, who purchased 111,147 shares, Centennial and certain parties related to Centennial which purchased an aggregate of 146,204 shares and five additional investors who purchased an aggregate of 94,132 shares.

         Pursuant to the Purchase Agreement, the Company granted to the Purchasers the right to receive the Dilution Shares in the event of the occurrence, prior to December 10, 1998, of certain offerings by the Company of its securities which have a dilutive effect on the Purchasers and the right to receive the Penalty Shares if the Company fails to satisfy certain of its obligations with respect to the registration for resale of the shares acquired by the Purchasers pursuant to the Purchase Agreement. The Dilution Shares are issuable to the Purchasers if, prior to December 10, 1998, the Company (i) issues, in transactions other than those contemplated by the Purchase Agreement or in connection with existing employee benefit plans, greater than 100,000 shares of Common Stock or other securities convertible into shares of Common Stock at a price, or in the case of convertible securities with any conversion price, per share of Common Stock that is less than $1.50, or (ii) participates in, or enters into negotiations for, a merger, consolidation or other business combination transaction that is consummated (even if consummated after December 10, 1998) whereby the other party to such transaction acquires more than 50% of the then issued and outstanding Common Stock or substantially all of the Company's assets, which transaction results in the holders of Common Stock receiving consideration with a fair market value (determined in good faith by the Board of Directors after consultation with the Purchasers) that is less than $1.50 per share. In such an event, the number of Dilution Shares issuable to each Purchasers shall be in an amount equal to (a) the aggregate purchase price paid by such Purchaser (including any amount paid by such Purchaser upon exercise of the Option) divided by such lesser per share price less (b) the number of Firm Shares and Option Shares originally issued to such Purchaser. The right to receive Dilution Shares is not transferable separate from the Firm Shares and Option Shares to which it relates.

         The Penalty Shares are issuable to the Purchasers if the Company is unable to cause a registration statement covering the Firm Shares and, if any are issued, the Option Shares, the Dilution Shares and the Penalty Shares, to be filed with the Commission and to be declared effective within 120 days following the later of the Option expiration date or the issuance and sale of the Option Shares. In such an event, the Company will issue to each Purchaser such number of Penalty Shares as is equal to (i) the total aggregate consideration paid for the Firm Shares and Option Shares by such Purchaser divided by $1.20 less (ii) the total number of Firm Shares and Option Shares issued to such Purchaser pursuant to the Purchase Agreement. The right to receive Penalty Shares is not transferable separate from the Firm Shares and Option Shares to which it relates.

         The net proceeds from the issuance and sale of the Firm Shares in the approximate amount of $2.2 million was used to fund certain obligations, totaling approximately $1.7 million, owed by the Company to two of its partners (Aspect Resources LLC and Esenjay Petroleum Corporation, each of which are affiliates of certain of the Purchasers) which obligations were incurred by the Company in connection with its exploration program. The Company estimates that net proceeds from the issuance and sale of the Option Shares, if the Option is exercised in full, will approximate $2.8 million. The Company currently anticipates that such proceeds will be used to continue funding the Company's exploration activities. In connection with the Purchase Agreement, the Company has undertaken to use its reasonable best efforts to timely satisfy any cash calls or other obligations it may have to Aspect Resources LLC, Esenjay Petroleum Corporation and Esenjay Exploration, Inc., each industry partners of the Company and affiliates of certain of the Purchasers.

OTHER MATERIAL TERMS OF THE PURCHASE AGREEMENT AND THE VOTING AGREEMENT

         THE FOLLOWING DESCRIPTIONS OF CERTAIN PROVISIONS OF THE PURCHASE AGREEMENT AND THE VOTING AGREEMENT ARE ONLY SUMMARIES AND DO NOT PURPORT TO BE COMPLETE. THESE DESCRIPTIONS ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE COMPLETE TEXT OF EACH OF THE PURCHASE AGREEMENT AND VOTING AGREEMENT WHICH WERE INCORPORATED BY REFERENCE AS EXHIBITS TO THE FORM 8-K FILED BY THE COMPANY WITH THE COMMISSION ON JUNE 16, 1998.

         Pursuant to the terms of the Purchase Agreement, the Company has agreed to file with the Commission a registration statement relating to the resale of the Firm Shares and if issued by the Company, the Option Shares, the Dilution Shares and the Penalty Shares. The Company has further agreed to use its reasonable best efforts to cause such registration statement to become effective within 120 days following the later of the Option expiration date or the sale and issuance of the Option Shares and to cause the registration statement to remain effective until the shares included in the registration statement are sold or otherwise freely transferable and all restrictive legends and stop transfer orders have been removed. The Company has agreed to pay the expenses associated with such registration and to indemnify the Purchasers from certain liabilities associated therewith.

         For so long as the Purchasers own at least 80% of the shares of Common Stock purchased pursuant to the Purchase Agreement or 25% of the outstanding shares of Common Stock, whichever is less, then, at the Purchasers' option, either (i) a designated representative of the Purchasers is entitled, except in certain limited circumstances, to receive all information with respect to and to attend (but not to vote at) all meetings of the Board of Directors and each meeting of any committee thereof or (ii) the Board of Directors will take all actions necessary to appoint to the Board of Directors a designee of the Purchasers who must be reasonably acceptable to the Board of Directors.

         Except for Centennial and its affiliates, each Purchaser, has separately agreed that, if the Purchasers in the aggregate own more than 30% of the issued and outstanding Common Stock, at any time prior to June 3, 1999, except as specifically contemplated by the Purchase Agreement, neither the Purchaser nor any of its affiliates nor associates will, without the prior consent of the Board of Directors (i) become the beneficial owner of any voting securities or rights to acquire any voting securities of the Company other than the acquisition of beneficial ownership of 1,000,000 additional shares of Common Stock in the aggregate for all Purchasers, or (ii) otherwise act, alone or in concert with others to control the management, Board of Directors or policies of the Company. The Purchasers will be released from these restrictions on the first to occur of (i) the Company being in default (after expiration of all grace periods) under its existing bank credit agreement, and (ii) the Company's suffering, subsequent to June 3, 1998, the date of the Purchase Agreement, a material adverse change in its business, financial condition, results of operations or prospects or the occurrence and continuance of any event or circumstance which could reasonably be expected to have a material adverse effect on the Company's ability to perform its obligations arising pursuant to the Purchase Agreement and each of the other material agreements to which the Company is a party. A material adverse change will be deemed to occur if Ronald
P. Nowak's employment with the Company is terminated for any reason or if the employment with the Company of three of the five executive officers in office as of June 3, 1998 is terminated for any reason. Randall D. Keys, one of the five executive officers of the Company at June 3, 1998, terminated his employment with the Company on June 12, 1998.

         Pursuant to the Purchase Agreement, the Company has also agreed that, prior to August 3, 1998, it will not, directly or indirectly, solicit, initiate or engage in any discussions or negotiations with any person or entity regarding any merger, consolidation or business combination involving the Company or the sale, transfer or assignment of all or substantially all of the assets of the Company. The Company has also agreed, that prior to the later of the date of expiration of the Option or the issuance and sale of the Option Shares it will not enter into any agreement to sell more than 1,871,290 shares of Common Stock except as otherwise contemplated by the Purchase Agreement.

         The Purchasers have also been granted a right of first refusal with respect to the sale pursuant to a bona fide written offer of any property interests owned by the Company. This right of first refusal expires on the later of the date of expiration of the Option or the issuance and sale of the Option Shares.

         As an inducement for the Purchasers to enter into the Purchase Agreement, certain directors and officers of the Company and an existing stockholder of the Company who is also an affiliate of a Purchaser, entered into the Voting Agreement for the benefit of the Purchasers. Pursuant to the Voting Agreement, each of such persons agreed to vote the shares of Common Stock beneficially owned by such person in favor of the transactions contemplated by the Purchase Agreement at any and all meetings of the stockholders of the Company appointed certain representatives of the Purchasers as proxy for such persons in connection with the voting of the shares of Common Stock beneficially owned by such persons. Each of the parties to the Voting Agreement further agreed that until the transactions contemplated by the Purchase Agreement are consummated, such person, without the prior written consent of the Purchasers, will not, directly or indirectly, (i) grant any other proxies or enter into any voting trust or similar agreement with respect to the voting of shares Common Stock beneficially owned by such person, (ii) acquire or sell, assign, transfer or otherwise dispose of any shares of Common Stock beneficially owned by such person, or (iii) enter into any contract, option or other arrangement or understanding with respect to the direct or indirect acquisition or sale, assignment, transfer or other disposition of any shares beneficially owned by such person. The parties to the Voting Agreement and the number of outstanding shares of Common Stock beneficially owned by each that are subject to the Voting Agreement are as follows: C. Eugene Ennis - 269,267 shares; Peter M. Duncan - 355,448 shares; Douglas C. Nester - 357,448 shares; Joseph Schuchardt III - 41,699 shares; Jon W. Bayless - 749,025 shares; Douglas C. Williamson - 721,903 shares; Ronald P. Nowak - 50,000 shares; Charles E. Edwards - 17,002 shares; Peter K. Seldin - 516,363 shares, which includes 146,204 shares acquired by Centennial and certain other affiliates of Mr. Seldin pursuant to the Purchase Agreement. Such shares, together with the shares of Common Stock owned by the Purchasers, constitute approximately 49.3% of the total number of issued and outstanding shares of Common Stock entitled to vote at the Special Meeting.

EFFECT OF ISSUANCE AND SALE OF SHARES ON EXISTING STOCKHOLDERS

         Stockholders of the Company who have purchased shares of Common Stock at a purchase price in excess of $1.50 per share will suffer increased dilution of their economic interest in the Company as a result of the issuance and sale of the Firm Shares and the Option Shares, if any, and the issuance, if any, of the Dilution Shares and the Penalty Shares.

RECOMMENDATION AND VOTE

         The Board of Directors has unanimously approved the transactions contemplated by the Purchase Agreement which transactions include the issuance and sale of the Firm Shares, the grant of the Option and the grant of rights to receive the Dilution Shares and the Penalty Shares. The Board of Directors believes such transactions are in the best interest of the Company and recommends that the stockholders vote FOR the approval of the Purchase Agreement and the transactions contemplated thereby. The affirmative vote of holders of a majority of the shares of Common Stock present at the Special Meeting is required for stockholders to approve the transactions contemplated by the Purchase Agreement. The persons acting as proxy for the parties to the Voting Agreement representing approximately 49.3% of the shares of Common Stock entitled to vote at the Special Meeting have advised the Company that they intend to vote FOR this proposal at the Special Meeting.

         If the stockholders do not approve this proposal at the Special Meeting, the Firm Shares will remain issued and outstanding but the Company will not issue Dilution Shares or Penalty Shares even if the events otherwise triggering the issuance of such shares should occur.

                                 PROPOSAL NO. 2

                        AUTHORIZATION FOR THE ISSUANCE OF
                          THE OPTION SHARES PURSUANT TO
                             THE TERMS OF THE OPTION

INTRODUCTION

         The Company is seeking from the stockholders authorization for the issuance and sale of the Option Shares. Authorization for such issuance and sale is being sought from the stockholders to enable the Company to comply with certain rules of the Nasdaq National Market that require the issuance and sale of securities representing more than 20% of the issuer's securities issued and outstanding prior to such sale be approved by the issuer's stockholders.

THE OPTION

         The Option, granted to the Purchasers pursuant to the terms of the Purchase Agreement, entitles the Purchasers to purchase the Option Shares on the terms and conditions applicable to the acquisition of the Firm Shares. The Option, which expires on August 10, 1998, is exercisable by and in the discretion of the Purchasers, in whole or in part, upon written notice from the Purchasers timely delivered to the Company. The Option Shares purchasable by the Purchasers may be reduced by an aggregate of 935,645 shares of Common Stock in the event that the Company receives an offer to purchase shares of Common Stock, which offer includes a minimum purchase price of $1.50 per share, and the Purchasers elect not to exercise the Option for such number of shares as is equivalent to the number of shares for which the Company has otherwise received an offer.

         As discussed in Proposal No. 1, the Company expects the net proceeds from the issuance and sale of the Option Shares, if approved by the stockholders and exercised in full by the Purchasers and such other investors as the Company and Purchasers may agree, to approximate $2.8 million. The Company currently anticipates that such proceeds will be used to continue funding the Company's exploration activities.

EFFECT OF ISSUANCE AND SALE OF OPTION SHARES ON EXISTING STOCKHOLDERS

         Stockholders of the Company who have purchased shares of Common Stock at a purchase price per share in excess of $1.50 a share will suffer increased dilution of their economic interest in the Company as a result of the issuance and sale of the Option Shares on the terms and conditions set forth in the Purchase Agreement.

RECOMMENDATION AND VOTE

         The Board of Directors has unanimously approved the transactions contemplated by the Purchase Agreement including the issuance and sale of the Option Shares. The Board of Directors believes such transaction is in the best interest of the Company and recommends that the stockholders vote FOR the authorization of the issuance and sale of the Option Shares. The affirmative vote of holder of a majority of the shares of Common Stock present at the Special Meeting is required for stockholders to approve the issuance and sale of the Option Shares. The persons acting as proxy for the parties to the Voting Agreement representing approximately 49.3% of the shares of Common Stock entitled to vote at the Special Meeting have advised the Company that they intend to vote FOR this proposal at the Special Meeting.

         If the stockholders do not approve this proposal at the Special Meeting, the Company will not issue or sell the Option Shares notwithstanding the exercise of the Option by the Purchasers or the receipt of offers to purchase from other investors.

                                 PROPOSAL NO. 3

           APPROVAL OF CERTAIN AMENDMENTS TO THE RESTATED CERTIFICATE
                          TO EFFECT THE REVERSE STOCK
                                      SPLIT


GENERAL

         The Board of Directors of the Company has proposed an amendment to the Restated Certificate to effect the Reverse Stock Split of the presently issued and outstanding shares of the Common Stock. The text of the amendment to the Restated Certificate (the "Amendment") to effect the Reverse Stock Split is set forth in EXHIBIT A to this Proxy Statement. If the Reverse Stock Split is approved by the requisite vote of the stockholders, upon filing of the Amendment with the Secretary of State of the State of Delaware, the Reverse Stock Split will be immediately effective, and each certificate representing shares of Common Stock outstanding immediately prior to the Reverse Stock Split (the "Old Shares") will automatically be deemed after the Reverse Stock Split without any action on the part of the stockholders to represent one-fifth of the number of Old Shares (the "New Shares"). No fractional New Shares will be issued as a result of the Reverse Stock Split. In lieu thereof, each stockholder whose Old Shares are not evenly divisible by five will receive cash in an amount equal to the fair market value of a share of Common Stock on the Reverse Stock Split Effective Date (as hereinafter defined) multiplied by the fractional share the stockholder would otherwise be entitled to receive as a result of the Reverse Stock Split. After the Reverse Stock Split becomes effective, stockholders will be asked to surrender certificates representing Old Shares in accordance with the procedures set forth in a letter of transmittal to be sent by the Company. Upon such surrender, a certificate representing the New Shares will be issued and forwarded to the stockholders. Until surrender in accordance with the procedures set forth in the letter of transmittal, each certificate representing Old Shares will continue to be valid and represent New Shares equal to one-fifth of the number of Old Shares.

         The capital stock of the Company authorized by the Restated Certificate, currently consisting of 20,000,000 shares of Common Stock and one million shares which are designated as Preferred Stock, will not change as a result of the Reverse Stock Split. The Common Stock issued pursuant to the Reverse Stock Split will be fully paid and nonassessable. The voting and other rights that presently characterize the Common Stock will not be altered by the Reverse Stock Split.

PURPOSES OF THE PROPOSED REVERSE STOCK SPLIT

         The Board of Directors believes the Reverse Stock Split is desirable for several reasons. The Reverse Stock Split should enhance the acceptability of the Common Stock by the financial community and investing public. The reduction in the number of issued and outstanding shares of Common Stock caused by the Reverse Stock Split is expected to increase the market price of the Common Stock and may result in a broader market for the Common Stock than that which currently exists. An increase in the per share price of the Common Stock is expected to reduce, to some extent, the effect of certain brokerage firm policies and practices that discourage dealing in securities priced at less than $5 per share. The expected price per share increase may also encourage interest and trading in the Common Stock and possibly promote greater liquidity for the Company's stockholders, although such liquidity could be adversely affected by the reduced number of shares of Common Stock outstanding after date of the Reverse Stock Split Effective Date.

         There can, however, be no assurance that any or all of the effects anticipated as a result of the Reverse Stock Split will occur. Specifically, without limitation, there can be no assurance that the market price of each New Share after the Reverse Stock Split will be five times the market price of each Old Share before the Reverse Stock Split, or that such market price will either exceed or remain in excess of the current market price. Further, there is no assurance that the market for the Common Stock will improve as a result of the Reverse Stock Split.

EFFECT OF THE REVERSE STOCK SPLIT

         The Reverse Stock Split will be effected by means of filing the Amendment with the Secretary of State of the State of Delaware. Assuming approval of the Reverse Stock Split by the requisite vote of the stockholders at the Special Meeting, the Amendment will thereafter be filed with the Secretary of State of the State of Delaware as promptly as practicable and the Reverse Stock Split will become effective as of 5:00 p.m., New York City time, on the date of such filing (the "Reverse Stock Split Effective Date"). Without any further action of the part of the Company or the stockholders, after the Reverse Stock Split, the certificates representing Old Shares will be deemed to represent one-fifth of the number of New Shares.

         Stockholders have no right under the General Corporation Law of the State of Delaware to seek appraisal rights in connection with the Reverse Stock Split.

         The Common Stock is currently registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, as a result, the Company is subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Stock Split will not effect the registration of the Common Stock under the Exchange Act. After the Reverse Stock Split Effective Date, trades of the New Shares will be reported on the Nasdaq National Market under the Company's symbol "TDXT."

EXCHANGE OF STOCK CERTIFICATES

         As soon as practicable after the Reverse Stock Split Effective Date, the Company will send a letter of transmittal to each holder of record of Old Shares of Common Stock outstanding on the Reverse Stock Split Effective Date. The letter of transmittal will contain instructions for the surrender to CONTINENTAL STOCK TRANSFER & TRUST COMPANY, the Company's exchange agent (the "Exchange Agent") of certificate(s) representing the Old Shares. Upon proper completion and execution of the letter of transmittal and return thereof to the Exchange Agent, together with the certificate(s) representing Old Shares, a stockholder will be entitled to receive cash in lieu of any fractional share issuable to such stockholder as a result of the Reverse Stock Split and a certificate representing the number of whole New Shares of Common Stock into which such stockholder's Old Shares have been reclassified and changed as a result of the Reverse Stock Split.

         Stockholders should not submit any certificates until requested to do so. No certificate representing New Shares will be issued to a stockholder until such stockholder has surrendered his outstanding certificate(s) representing Old Shares together with the properly completed and executed letter of transmittal to the Exchange Agent.

MISCELLANEOUS

         The Board of Directors may abandon the proposed Reverse Stock Split at any time before or after the Special Meeting and prior to the Reverse Stock Split Effective Date if for any reason the Board of Directors deems it advisable to abandon the proposal. Without limitation, the Board of Directors may consider abandoning the proposed Reverse Stock Split if the Board of Directors determines, in its sole discretion, that the Reverse Stock Split would adversely affect the ability of the Company to raise capital or adversely affect the liquidity of the Common Stock, among other things. Additionally, the Board of Directors may make any and all changes to the Amendment that it deems necessary to give effect to the Reverse Stock Split and cause the Amendment to be acceptable for filing with the Secretary of State of the State of Delaware.

RECOMMENDATION AND VOTE

         It is of the opinion of the Board of Directors that the Reverse Stock Split and related Amendment is advisable, and in the best interests of the Company. As a result, the Board of Directors recommends a vote FOR the approval of the Amendment to effect the Reverse Stock Split. The affirmative vote of holders of a majority of the issued and outstanding shares of Common Stock entitled to vote thereon is required for stockholders to approve the Amendment to effect the Reverse Stock Split. The persons acting as proxy for the parties to the Voting Agreement representing approximately 49.3% of the shares of Common Stock entitled to vote at the Special Meeting have advised the Company that they intend to vote FOR this proposal at the Special Meeting.


                                  OTHER MATTERS

         The Company knows of no other maters to be submitted to the Special Meeting. If any other matters properly come before the Special Meeting, it is the intention of the persons named in the enclosed proxy to vote the shares represented by such proxy in the manner which the Board of Directors may recommend.

                       SUBMISSION OF STOCKHOLDER PROPOSALS

         Proposals of stockholders of the Company which are intended to be presented by such stockholders at the 1999 Annual Meeting of Stockholders must be received by the Company no later than December 31, 1998 for inclusion in the proxy statement and form of proxy relating to that Annual Meeting and no later than March 17, 1999 for action to be taken on any such proposal at that Annual Meeting.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed with the Commission by the Company pursuant to the Exchange Act are incorporated herein by reference: (1) Annual Report on Form 10-K for the year ended December 31, 1997; (2) Quarterly Report on Form 10-Q for the three months ended March 31, 1998; and (3) Current Report on Form 8-K dated June 16, 1998.

         All  documents  filed by the Company  with the  Commission  pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement and prior to the date of the Special Meeting shall be deemed to be incorporated by reference into this Proxy Statement and to be a part hereof from the date of filing of such documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Proxy Statement. Information appearing in this Proxy Statement is qualified in its entirety by the information and financial statements (including the notes thereto) appearing in the documents incorporated by reference.

         THIS PROXY STATEMENT INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE AVAILABLE UPON WRITTEN OR ORAL REQUEST FROM COMPANY AT 12012 WICKCHESTER, SUITE 250, HOUSTON, TEXAS 77079, ATTENTION: RUSSELL L. ALLEN, VICE PRESIDENT OF FINANCE, TELEPHONE
(281) 579-3398. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY JULY 31, 1998, THE DATE WHICH IS FIVE BUSINESS DAYS PRIOR TO THE DATE OF THE SPECIAL MEETING.


                                      By Order of the Board of Directors

                                          /s/ Russell L. Allen
July 20, 1998                         Russell L. Allen
Houston, Texas                        Vice President of Finance, Chief Financial
                                      Officer and Secretary

                                                                       EXHIBIT A


               AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION



RESOLVED, that the Restated Certificate of Incorporation, as amended, of 3DX Technologies Inc. is hereby further amended by inserting immediately after the first paragraph in Article IV, the following text:


                    On the effective date (the "Effective Date") of this amendment to the Restated Certificate of Incorporation, as amended, the Common Stock of the Corporation will be split on a one-for-five basis so that each share of Common Stock issued and outstanding immediately prior to the Effective Date shall automatically be converted into and reconstituted as one-fifth of a share of Common Stock (the "Reverse Stock Split"). No fractional shares will be issued by the Corporation as a result of the Reverse Stock Split. In lieu thereof, each Stockholder whose shares of Common Stock are not evenly divisible by five will receive cash in an amount equal to the closing price of a share of Common Stock as reported on the Nasdaq National Market on the Effective Date multiplied by the fractional interest the stockholder would otherwise be entitled to receive as a result of the Reverse Stock Split.

                              3DX TECHNOLOGIES INC.
                         SPECIAL MEETING OF STOCKHOLDERS

                                 AUGUST 7, 1998

            The undersigned hereby appoints Ronald P. Nowak and Russell L. Allen, and each of them, with power of substitution, proxies for the undersigned and authorizes each of them to represent and vote, as designated, all of the shares of common stock, par value $.01 per share (the "Common Stock") of 3DX Technologies Inc. (the "Company") held of record on July 15, 1998 by the undersigned, at the Special Meeting of Stockholders to be held at 12012 Wickchester, Suite 250, Houston, Texas 77079 at 11:00 a.m. on August 7, 1998, and at any adjournments or postponements thereof, for the purposes identified below and with discretionary authority as to any other matters that may properly come before the Special Meeting, in accordance with and as described in the Notice of Special Meeting of Stockholders and Proxy Statement. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned holder. If the proxy is returned without direction being given, this proxy will be voted FOR proposals 1, 2 and 3.

The Board of Directors recommends a vote FOR proposals 1, 2 and 3.

1. To approve the Common Stock Subscription Agreement dated as of June 3, 1998 (the "Purchase Agreement") by and among the Company and the purchasers named therein (the "Purchasers") and the transactions contemplated thereby, including the issuance and the sale of additional shares of Common Stock upon conversion of certain rights granted to the Purchasers which rights automatically convert into shares of Common Stock if the Company, prior to December 10, 1998, engages in or initiates transactions that will have a dilutive effect on the Purchasers or if the Company fails to timely register for public resale the securities acquired by the Purchasers pursuant to the Purchase Agreement.


              For            Against          Abstain
             [   ]            [   ]            [   ]


2. To authorize the issuance and sale of up to 1,871,290 additional shares of Common Stock pursuant to the terms of an option granted to the Purchasers or in transactions privately negotiated by management of the Company with such other investors as the Company and Purchasers may agree.


              For            Against          Abstain
             [   ]            [   ]            [   ]


3. Approval of an amendment to the Company's Restated Certificate of Incorporation, as amended, to effect a one-for-five reverse stock split of the issued and outstanding Common Stock.


              For            Against          Abstain
             [   ]            [   ]            [   ]


4. To transact such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.


               (IMPORTANT -- TO BE SIGNED AND DATED ON REVERSE SIDE)

                                 [REVERSE SIDE]


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF 3DX TECHNOLOGIES INC.

                              Date:_____________________
                                   _____________________


                              Date:_____________________
                                   _____________________



PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON YOUR STOCK CERTIFICATE(S). If acting as attorney, executor, trustee or in other representative capacity, sign name and title. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. If held jointly, both parties must sign and date. PLEASE RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE WHICH HAS BEEN PROVIDED.